Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe such information is inaccurate.

Date: October 23, 2014

ENERGY SPECTRUM SECURITIES CORPORATION

By:	/s/ James P. Benson
Name: James P. Benson
Title: Vice President

ENERGY SPECTRUM VI LLC

By:	/s/ James P. Benson
Name: James P. Benson
Title: Managing Director

ENERGY SPECTRUM CAPITAL VI LP

By: ENERGY SPECTRUM VI LLC,
its general partner

By:	/s/ James P. Benson
Name: James P. Benson
Title: Managing Director

ENERGY SPECTRUM PARTNERS VI LP

By: ENERGY SPECTRUM CAPITAL VI LP,
its general partner

By:	/s/ James P. Benson
Name: James P. Benson
Title: Managing Director

COSTAR MIDSTREAM ENERGY LLC

By:	/s/ James P. Benson
Name: James P. Benson
Title: Manager